News Release

Tutor Perini Reports Second Quarter 2023 Results

•Revenue of $1.02 billion in Q2 2023, up 19% compared to $861.0 million in Q2 2022
•Solid operating cash flow of $56.3 million in Q2 2023 compared to $58.0 million in Q2 2022; year-to-date operating cash flow of $77.7 million was the second-highest result for the first six months of any year since the merger of Tutor-Saliba Corporation and Perini Corporation in 2008
•Backlog grew to $10.9 billion, up 27% year-over-year compared to $8.5 billion at Q2 2022; anticipating continued strong backlog growth over the next several quarters

LOS ANGELES – (BUSINESS WIRE) – August 3, 2023 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the second quarter of 2023. Revenue was $1.02 billion, up 19% compared to $861.0 million for the second quarter of last year. The increase was largely due to contributions from certain Civil segment mass-transit projects in California that have significant work remaining, as well as the absence of certain prior-year unfavorable adjustments. In addition, customer budgetary constraints induced by the COVID-19 pandemic, combined with certain political and other factors, resulted in the Company not being awarded certain Civil segment projects over the last few years totaling more than $10.0 billion despite having been the low or preferred bidder. Not being awarded these projects also impacted revenue for the first two quarters of both 2023 and 2022.

Income from construction operations for the second quarter of 2023 was $2.4 million, compared to loss from construction operations of $90.6 million for the same period in 2022. The improvement was largely due to strong contributions from certain mass-transit projects in California, including favorable adjustments totaling $58.1 million on one project associated with changes in estimates due to improved performance, as well as the absence of certain prior-year unfavorable adjustments that negatively impacted income (loss) from construction operations in the 2022 period by an aggregate $67.5 million. The improvement was partially offset by unfavorable non-cash adjustments of $35.8 million due to changes in estimates on the Specialty Contractors segment's electrical and mechanical scope of a transportation project in the Northeast associated with a change in the expected recovery on certain unapproved change requests, as well as a non-cash charge of $24.7 million that resulted from an adverse legal ruling on a Specialty Contractors segment educational facilities project in New York. Net loss attributable to the Company for the second quarter of 2023 was $37.5 million, or a $0.72 diluted loss per common share, compared to a net loss of $63.0 million, or a $1.23 diluted loss per common share, for the second quarter of 2022.

The Company generated $56.3 million of cash from operating activities in the second quarter of 2023 compared to $58.0 million for the same period of 2022, driven by solid collection activities, including collections associated with certain settlement negotiations that concluded over the past few quarters. During the first six months of 2023, the Company generated $77.7 million of cash from operating activities, the second-highest result for the first six months of any year since the merger of Tutor-Saliba Corporation and Perini Corporation in 2008. The Company continues to anticipate strong operating cash generation over the remainder of 2023, with operating cash flow for 2023 still expected to exceed the record amount reported for 2022.

Backlog grew to $10.9 billion as of June 30, 2023, up 27% compared to $8.5 billion for the same period last year, and up 37% compared to backlog of $7.9 billion at the end of 2022. The Building segment was the primary contributor to the new award activity in the second quarter of 2023. The most notable new awards and contract adjustments in the second quarter of 2023 included the $3.0 billion Brooklyn Jail design-build project in New York; a $222 million military facilities project at Tinian International Airport in the Commonwealth of the Northern Mariana Islands; $206 million of additional funding for a mass-transit project in California; $103 million of additional funding for a health care project in California; $87 million of additional funding for a mass-transit project in Minnesota; and a $54 million bridge project in Minnesota.

Outlook and Guidance

“We delivered 19% revenue growth and solid operating cash flow for the second quarter of 2023. It is noteworthy that our year-to-date operating cash flow of $77.7 million was the second-highest result for the first six months of any year since the merger in 2008. We continue to anticipate that our operating cash flow for 2023 will exceed the record $207.0 million we generated last year and are confident that this should enable us to facilitate a successful refinancing by early next year,” said Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “We also increased our backlog 27% year-over-year to $10.9 billion and believe that our strong backlog growth will continue over the next 12 to 18 months, as we bid and expect to capture our share of a tremendous pipeline of large new project opportunities, which is expected to position us favorably for strong growth and profitability in the years ahead.”

In light of the Company's year-to-date financial results and continued uncertainties that could cause a wide range of results in the second half of 2023, the Company is not providing new guidance. There are still certain positive events that could transpire later this year, which could offset much of the negative results the Company has experienced so far in 2023. The Company anticipates a return to positive EPS performance in 2024.

Second Quarter 2023 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, August 3, 2023, to discuss the second quarter 2023 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial 1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; an inability to obtain bonding could have a negative impact on our operations and results; possible systems and information technology interruptions and breaches in data security and/or privacy; failure to meet our obligations under our debt agreements, especially in a high interest rate environment; downgrades in our credit ratings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; client cancellations of, or reductions in scope under, contracts reported in our backlog; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 15, 2023 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2023	2022	2023	2022
REVENUE	$1,021,751	$861,027	$1,798,051	$1,813,181
COST OF OPERATIONS	(956,790)	(895,250)	(1,757,259)	(1,797,059)
GROSS PROFIT (LOSS)	64,961	(34,223)	40,792	16,122
General and administrative expenses	(62,573)	(56,331)	(120,349)	(116,583)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	2,388	(90,554)	(79,557)	(100,461)
Other income, net	3,058	1,020	9,475	4,717
Interest expense	(22,016)	(16,204)	(43,529)	(32,696)
LOSS BEFORE INCOME TAXES	(16,570)	(105,738)	(113,611)	(128,440)
Income tax (expense) benefit	(194)	43,718	47,918	47,607
NET LOSS	(16,764)	(62,020)	(65,693)	(80,833)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	20,770	983	21,037	3,804
NET LOSS ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(37,534)	$(63,003)	$(86,730)	$(84,637)
BASIC LOSS PER COMMON SHARE	$(0.72)	$(1.23)	$(1.68)	$(1.65)
DILUTED LOSS PER COMMON SHARE	$(0.72)	$(1.23)	$(1.68)	$(1.65)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,803	51,276	51,678	51,192
DILUTED	51,803	51,276	51,678	51,192

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended June 30, 2023
Total revenue	$555,553	$321,933	$136,323	$1,013,809		$—		$1,013,809
Elimination of intersegment revenue	(1,430)	9,409	(37)	7,942		—		7,942
Revenue from external customers	$554,123	$331,342	$136,286	$1,021,751		$—		$1,021,751
Income (loss) from construction operations	$105,407	$(13,831)	$(69,832)	$21,744	(a)	$(19,356)	(b)	$2,388
Capital expenditures	$9,643	$1,458	$256	$11,357		$1,470		$12,827
Depreciation and amortization(c)	$7,074	$455	$622	$8,151		$2,195		$10,346

Three Months Ended June 30, 2022
Total revenue	$453,215	$262,556	$190,464	$906,235		$—		$906,235
Elimination of intersegment revenue	(49,593)	4,385	—	(45,208)		—		(45,208)
Revenue from external customers	$403,622	$266,941	$190,464	$861,027		$—		$861,027
Loss from construction operations	$(9,767)	$(67)	$(66,731)	$(76,565)	(d)	$(13,989)	(b)	$(90,554)
Capital expenditures	$15,656	$50	$816	$16,522		$295		$16,817
Depreciation and amortization(c)	$15,025	$390	$508	$15,923		$2,360		$18,283
____________________________________________________________________________________________________
(a)During the three months ended June 30, 2023, the Company’s income (loss) from construction operations was impacted by favorable adjustments totaling $58.1 million ($46.1 million, or $0.89 per diluted share, after tax) resulting from changes in estimates due to improved performance on a Civil segment mass-transit project in California, $35.8 million ($26.0 million, or $0.50 per diluted share, after tax) of unfavorable non-cash adjustments due to changes in estimates on the Specialty Contractors segment's electrical and mechanical scope of a transportation project in the Northeast associated with a change in the expected recovery on certain unapproved change orders, a non-cash charge of $24.7 million ($18.0 million, or $0.35 per diluted share, after tax) that resulted from an adverse legal ruling on a Specialty Contractors segment educational facilities project in New York and a $13.1 million ($10.2 million, or $0.20 per diluted share, after tax) unfavorable adjustment on a transportation project in the Northeast, split evenly between the Civil and Building segments, due to the settlement of certain change orders during project closeout.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the three months ended June 30, 2022, the Company’s income (loss) from construction operations was adversely impacted by $33.5 million ($24.2 million, or $0.47 per diluted share, after tax) due to an unfavorable adjustment related to the unforeseen cost of project close-out issues, remediation work, extended project supervision and associated labor inefficiencies on the electrical component of a transportation project in the Northeast in the Specialty Contractors segment, a non-cash charge of $17.8 million that increased cost of operations ($12.8 million, or $0.25 per diluted share, after tax) associated with an unexpected partial reversal by an appellate court of previously awarded legal damages related to a completed electrical project in New York in the Specialty Contractors segment, and a $16.2 million unfavorable non-cash impact ($11.6 million, or $0.23 per diluted share, after tax) related to the settlement of a long-disputed, completed Civil segment project in Maryland.

Tutor Perini Corporation
Segment Information (continued)
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Six Months Ended June 30, 2023
Total revenue	$933,777	$551,224	$333,071	$1,818,072		$—		$1,818,072
Elimination of intersegment revenue	(29,784)	9,771	(8)	(20,021)		—		(20,021)
Revenue from external customers	$903,993	$560,995	$333,063	$1,798,051		$—		$1,798,051
Income (loss) from construction operations	$123,419	$(84,040)	$(82,280)	$(42,901)	(a)	$(36,656)	(b)	$(79,557)
Capital expenditures	$24,708	$3,475	$700	$28,883		$1,740		$30,623
Depreciation and amortization(c)	$14,055	$912	$1,241	$16,208		$4,546		$20,754

Six Months Ended June 30, 2022
Total revenue	$913,957	$618,534	$421,328	$1,953,819		$—		$1,953,819
Elimination of intersegment revenue	(119,540)	(20,945)	(153)	(140,638)		—		(140,638)
Revenue from external customers	$794,417	$597,589	$421,175	$1,813,181		$—		$1,813,181
Income (loss) from construction operations	$(10,734)	$9,397	$(70,625)	$(71,962)	(d)	$(28,499)	(b)	$(100,461)
Capital expenditures	$26,831	$52	$1,454	$28,337		$508		$28,845
Depreciation and amortization(c)	$32,025	$791	$1,010	$33,826		$4,695		$38,521
____________________________________________________________________________________________________
(a)During the six months ended June 30, 2023, the Company’s income (loss) from construction operations was impacted by an adverse legal ruling on a completed mixed-use project in New York, which resulted in a non-cash, pre-tax charge of $83.6 million ($60.1 million, or $1.16 per diluted share, after-tax), of which $72.2 million impacted the Building segment and $11.4 million impacted the Specialty Contractors segment, $35.8 million ($26.0 million, or $0.50 per diluted share, after tax) of unfavorable non-cash adjustments due to changes in estimates on the Specialty Contractors segment's electrical and mechanical scope of a transportation project in the Northeast associated with a change in the expected recovery on certain unapproved change orders, net favorable adjustments of $30.1 million ($23.9 million, or $0.46 per diluted share, after tax) for a Civil segment mass-transit project in California that resulted from changes in estimates due to improved performance, a non-cash charge of $24.7 million ($18.0 million, or $0.35 per diluted share, after tax) that resulted from an adverse legal ruling on a Specialty Contractors segment educational facilities project in New York, and a $13.1 million ($10.2 million, or $0.20 per diluted share, after tax) unfavorable adjustment on a transportation project in the Northeast, split evenly between the Civil and Building segments, due to the settlement of certain change orders during project closeout.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the six months ended June 30, 2022, the Company’s income (loss) from construction operations was adversely impacted by $33.5 million ($24.2 million, or $0.47 per diluted share, after tax) due to an unfavorable adjustment related to the unforeseen cost of project close-out issues, remediation work, extended project supervision and associated labor inefficiencies on the electrical component of a transportation project in the Northeast in the Specialty Contractors segment, and $29.1 million ($22.9 million, or $0.45 per diluted share, after tax) on a Civil segment mass-transit project in California, which resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage. The Company’s income (loss) from construction operations was also impacted by a non-cash charge of $25.5 million ($18.3 million, or $0.36 per diluted share, after tax) due to an adverse legal ruling on a dispute related to a Civil segment bridge project in New York, a non-cash charge of $17.8 million that increased cost of operations ($12.8 million, or $0.25 per diluted share, after tax) associated with an unexpected partial reversal by an appellate court of previously awarded legal damages related to a completed electrical project in New York in the Specialty Contractors segment, a $16.2 million unfavorable non-cash impact ($11.6 million, or $0.23 per diluted share, after tax) related to the settlement of a long-disputed, completed Civil segment project in Maryland, and a $14.6 million ($11.2 million, or $0.22 per diluted share, after tax) unfavorable adjustment split evenly between the Civil and Building segments due to changes in estimates on a transportation project in the Northeast.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2023	As of December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($163,088 and $168,408 related to variable interest entities (“VIEs”))	$263,545	$259,351
Restricted cash	10,914	14,480
Restricted investments	97,293	91,556
Accounts receivable ($80,770 and $54,040 related to VIEs)	1,226,636	1,171,085
Retention receivable ($153,699 and $187,615 related to VIEs)	557,358	585,556
Costs and estimated earnings in excess of billings ($72,051 and $83,911 related to VIEs)	1,224,663	1,377,528
Other current assets ($30,813 and $33,340 related to VIEs)	165,760	179,215
Total current assets	3,546,169	3,678,771
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $520,109 and $505,512 (net P&E of $31,883 and $22,133 related to VIEs)	444,615	435,088
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	69,424	70,542
OTHER ASSETS	203,164	153,256
TOTAL ASSETS	$4,468,515	$4,542,800

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,634	$70,285
Accounts payable ($33,178 and $36,484 related to VIEs)	487,769	495,345
Retention payable ($32,589 and $44,859 related to VIEs)	226,036	246,562
Billings in excess of costs and estimated earnings ($468,399 and $480,839 related to VIEs)	1,025,252	975,812
Accrued expenses and other current liabilities ($7,181 and $5,082 related to VIEs)	196,450	179,523
Total current liabilities	1,956,141	1,967,527
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $12,330 and $13,980	905,623	888,154
OTHER LONG-TERM LIABILITIES	238,550	245,135
TOTAL LIABILITIES	3,100,314	3,100,816
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,969,840 and 51,521,336 shares	51,970	51,521
Additional paid-in capital	1,143,532	1,140,933
Retained earnings	217,571	304,301
Accumulated other comprehensive loss	(45,479)	(47,037)
Total stockholders' equity	1,367,594	1,449,718
Noncontrolling interests	607	(7,734)
TOTAL EQUITY	1,368,201	1,441,984
TOTAL LIABILITIES AND EQUITY	$4,468,515	$4,542,800

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(65,693)	$(80,833)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	19,636	28,344
Amortization of intangible assets	1,118	10,177
Share-based compensation expense	5,637	4,814
Change in debt discounts and deferred debt issuance costs	2,005	1,817
Deferred income taxes	(68,256)	(61,145)
Gain on sale of property and equipment	(5,038)	(168)
Changes in other components of working capital	188,761	269,104
Other long-term liabilities	(2,152)	7,885
Other, net	1,632	(1,297)
NET CASH PROVIDED BY OPERATING ACTIVITIES	77,650	178,698

Cash Flows from Investing Activities:
Acquisition of property and equipment	(30,623)	(28,845)
Proceeds from sale of property and equipment	6,758	6,420
Investments in securities	(14,521)	(10,409)
Proceeds from maturities and sales of investments in securities	9,227	4,919
NET CASH USED IN INVESTING ACTIVITIES	(29,159)	(27,915)

Cash Flows from Financing Activities:
Proceeds from debt	537,500	412,357
Repayment of debt	(571,332)	(439,236)
Cash payments related to share-based compensation	(284)	(1,009)
Distributions paid to noncontrolling interests	(15,250)	(24,500)
Contributions from noncontrolling interests	2,000	3,961
Debt issuance, extinguishment and modification costs	(497)	—
NET CASH USED IN FINANCING ACTIVITIES	(47,863)	(48,427)

Net increase in cash, cash equivalents and restricted cash	628	102,356
Cash, cash equivalents and restricted cash at beginning of period	273,831	211,396
Cash, cash equivalents and restricted cash at end of period	$274,459	$313,752

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2023	New Awards in the Three Months Ended June 30, 2023(a)	Revenue Recognized in the Three Months Ended June 30, 2023	Backlog at June 30, 2023
Civil	$4,445.5	$689.7	$(554.1)	$4,581.1
Building	2,227.5	2,560.4	(331.4)	4,456.5
Specialty Contractors	1,246.5	716.3	(136.3)	1,826.5
Total	$7,919.5	$3,966.4	$(1,021.8)	$10,864.1

(in millions)	Backlog at December 31, 2022	New Awards in the Six Months Ended June 30, 2023(a)	Revenue Recognized in the Six Months Ended June 30, 2023	Backlog at June 30, 2023
Civil	$4,416.3	$1,068.8	$(904.0)	$4,581.1
Building	2,223.6	2,793.9	(561.0)	4,456.5
Specialty Contractors	1,289.2	870.4	(333.1)	1,826.5
Total	$7,929.1	$4,733.1	$(1,798.1)	$10,864.1
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.